Exhibit 99.3

Evidence for an ALS Survival Benefit with CNM-Au8 Treatment: Interim Results from the RESCUE-ALS Trial Long -Term Open Label Extension

RESCUEALS

Steve Vucic PhD, DSc, FRACP, FAHMS[1], Parvathi Menon PhD, FRACP[1], William Huynh PhD, FRACP[2], Colin Mahoney, PhD, MB, MRCPI[2], Karen S. Ho, PhD MSc[3], Austin Rynders, RN[3], Jacob Evan[3], Jeremy Evan, PA-C[3], Robert Glanzman, MD FAAN[3], Michael T. Hotchkin[3], Matthew C. Kiernan PhD, DSc, MBBS, FRACP, FAHMS
[1]Concord Repatriation General Hospital, University of Sydney, Australia; [2]Brain and Mind Centre, University of Sydney, Australia; [3]Clene Nanomedicine, Salt Lake City, UT, USA

All Randomized

RESCUE-ALS Long-Term Observed Survival (All Randomized) vs. ENCALS Predicted Median Survival
ITT Population, All Subjects from Randomization (Active & Placebo)


Probability of Survival
Double-blind period
Rescue-ALS Observed Vital Status
ENCALS Predicted (Median)
Hazard Ratio: 0.512
HR 95% CI: 0.266 to 0.984
Log-rank, p = 0.0486
Weeks (Post-Randomization)
At Risk (n): 45 43 39 39 8

All OLE Participants (CNM-Au8 Treated)

RESCUE-ALS Long-Term Observed Survival (OLE Participants) vs. ENCALS Predicted Median Survival
All Open Label Extension Participants


Probability of Survival
CNM-Au8 30mg (OLE)
ENCALS Predicted (Median)
Hazard Ratio: 0.3143
HR 95% CI: 0.1328 to 0.7440
Log-rank, p = 0.0109
Weeks (From OLE Study Entry)
At Risk (n): 36 35 34 32 21 6

All CNM-Au8 Randomized

RESCUE-ALS Original CNM-Au8 Randomized Long Term Observed Survival vs. ENCALS Predicted Median Survival
All CNM-Au8 Treated Subjects, Survival from Randomization, ITT Population


Probability of Survival
Double-blind period
CNM-Au8 30mg Observed
CNM-Au8 ENCALS Predicted (Median)
Hazard Ratio: 0.4256
HR 95% CI: 0.1597 to 1.135
Log-rank, p = 0.1013
Weeks (Post-Randomization)
At Risk (n): 23 23 20 17 6

All Placebo Randomized

RESCUE-ALS Original Placebo Randomized Long-Term Observed Survival vs. ENCALS Predicted Median Survival
All Placebo Treated Subjects, Survival from Randomization, ITT Population


Probability of Survival
Double-blind period
OLE Effect
Placebo Observed
Placebo ENCALS Predicted (Median)
Hazard Ratio: 0.608
HR 95% CI: 0.253 to 1.46
Log-rank, p = 0.2689
Weeks (Post-Randomization)
At Risk (n): 22 20 19 14 2

CNM-Au8 OLE

RESCUE-ALS CNM-Au8 to CNM-Au8 OLE Long-Term Observed Survival vs. ENCALS Predicted Median Survival
All CNM-Au8 Subjects Entering OLE, Survival from OLE Entry, ITT Population Subset


Probability of Survival
ex-CNM-Au8 to CNM-Au8 (from OLE entry)
ex-CNM-Au8 ENCALS Predicted (Median)
Hazard Ratio: 0.35
HR 95% CI: 0.12 to 1.1
Log-rank, p = 0.0682
Weeks (From OLE Study Entry)
At Risk (n): 20 19 19 17 10 3

ex-Placebo to CNM-Au8 OLE

RESCUE-ALS ex-Placebo (to CNM-Au8 OLE) Long-Term Observed Survival vs. ENCALS Predicted Median Survival
All Placebo Subjects Entering OLE, Survival from OLE Entry, ITT Population Subset


Probability of Survival
ex-Placbo to CNM-Au8 (from OLE entry)
ex-Placebo ENCALS Predicted (Median)
Hazard Ratio: 0.26
HR 95% CI: 0.064 to 1.1
Log-rank, p = 0.0742
Weeks (From OLE Study Entry)
At Risk (n): 16 16 15 15 11 3

Survival by OLE Status

Rescue-ALS Study Participants Long-Term Observed Survival by OLE Entry Group


Probability of Survival
Weeks (Post-Randomization)
Active OLE
Active (No OLE/Early OLE Term)
ex Placebo to Active OLE
Placebo Only (No OLE)

Notes: All randomized subjects including study withdrawals. Data censored for all subjects of 1-February-2022. Vital status and date of death captured for all subjects withdrawn from the study through Dec 2021. Lost-to-follow-up (n=1) censored as of the last date of last study contact. ENCALS median survival estimate from baseline characteristics.

Acknowledgements: We thank the ALS study patients and their families for their support and willingness to engage in clinical research. We thank the site investigators for their research excellence and dedication to patients. We thank FightMND of Australia for substantially funding the RESCUE-ALS trial.

CLENE NANOMEDICINE